Exhibit 99.1

For Further Information Contact

Eddie Northen (404) 888-2242

ROLLINS, INC. SUBSIDIARY, ORKIN, LLC, PRESENTS 2020 MOSQUITO CITIES LIST –
ATLANTA RANKED #1 FOR SEVENTH CONSECUTIVE YEAR

Company Launches Donating Blood Should Be Voluntary™ Initiative with American Red Cross for Mosquito Season

ATLANTA, April 28,2020 /PRNewswire/ — As presented by Rollins, Inc. (NYSE: ROL): For the seventh year in a row, Atlanta lands the number one spot on national pest control leader Orkin’s Top 50 Mosquito Cities List. Coming in second is Los Angeles, making a 10-spot jump from 2019, the second largest on the list behind Memphis’s 16-spot leap. Three new worst cities for mosquitoes broke into the list this year: San Francisco, Birmingham, Ala. and Fort Wayne, Ind.

With much of the country under a shelter-in-place order, backyards will be busier than ever at the outset of mosquito season as residents seek recreation without leaving home. Increased outdoor time may lead to increased experience with these blood-sucking pests. There is no known end date in this fight against coronavirus, which is why Orkin is launching its Donating Blood Should Be Voluntary campaign to support the American Red Cross’ efforts to help maintain a sufficient blood supply for the weeks and months to come.

“It’s always Orkin’s priority to protect public health, and that starts at home,” said Freeman Elliott, President, Orkin. “A safe, healthy home is more essential than ever, and we want to ensure peace of mind where we can. We’re honored to support saving lives on two fronts – aiding the Red Cross in maintaining our country’s blood supply and protecting people against the public health threats of mosquitoes.”

From April 27 to May 31, 2020, those signing up for mosquito control service with the code REDCROSS will trigger a donation of $25 to the American Red Cross, up to $100,000.

“We are deeply grateful for the support from partners like Orkin who have enabled the American Red Cross to continue to deliver on our lifesaving mission nationwide and help patients in need of blood during these unprecedented times. Thank you for your continued support,” said Kamenna Lee, Vice President, Biomedical Marketing at the American Red Cross.

Orkin’s Top 50 Mosquito Cities list ranks metro areas by the number of mosquito customers served from April 1, 2019 to March 31, 2020. The list includes both residential and commercial treatments.

1.	Atlanta	26.	St. Louis (-6)
2.	Los Angeles (+10)	27.	Greenville, S.C. (-4)
3.	Washington, D.C.	28.	Tulsa, Okla. (-2)
4.	New York (-2)	29.	Mobile, Ala. (+7)
5.	Chicago (-1)	30.	New Orleans (+2)
6.	Dallas-Ft. Worth	31.	Albany, N.Y. (-3)
7.	Detroit	32.	Knoxville, Tenn. (+7)
8.	Charlotte, N.C. (+1)	33.	Lafayette, La. (+1)
9.	Philadelphia (-1)	34.	West Palm Beach, Fla. (+8)
10.	Miami (+4)	35.	Kansas City, Mo. (-10)
11.	Raleigh-Durham, N.C. (-1)	36.	San Francisco (new to list)
12.	Houston (-7)	37.	Burlington, N.Y. (-2)
13.	Memphis, Tenn. (+16)	38.	Austin
14.	Richmond, Va. (+2)	39.	Oklahoma City (-8)
15.	Minneapolis (+12)	40.	Baton Rouge, La. (+7)
16.	Tampa, Fla. (+2)	41.	Hartford, Conn. (+3)
17.	Nashville, Tenn.	42.	Denver (-18)
18.	Baltimore (-3)	43.	Cincinnati (-3)
19.	Grand Rapids, Mich. (+10)	44.	Birmingham, Ala. (new to list)
20.	Orlando, Fla. (+2)	45.	Jacksonville, Fla. (+1)
21.	Boston (-7)	46.	Savannah, Ga. (-1)
22.	Indianapolis (-3)	47.	San Antonio (-6)
23.	Norfolk, Va. (-2)	48.	Shreveport, La. (+4)
24.	Phoenix (-13)	49.	Fort Wayne, Ind. (new to list)
25.	Cleveland (+8)	50.	Madison, Wis. (-1)

Exhibit 99.1

Mosquitoes typically become active when temperatures are above 68 degrees Fahrenheit overnight, and breeding season can start as early as May and last through September. NOAA’s Climate Prediction Center is forecasting above-average temperatures across the country this spring, as well as above-average precipitation in the central and eastern United States, which can indicate an earlier start to mosquito season.

“Mosquitoes are one of the world’s greatest public health threats,” said Frank Meek, Technical Services Manager, Rollins, Inc., Orkin’s parent company. “While we typically think less about that in the U.S., the current pandemic may cause heightened concern over disease transmission.”

Mosquitoes carry vector-borne diseases such as West Nile virus, Eastern Equine Encephalitis and Zika. These dangers apply to both human and pets.

By reducing or eliminating conditions that attract mosquitoes and wearing insect repellent you help protect yourself from mosquito bites and the risks associated with them. Attractants include:

•	Standing water in bird baths, fountains, potted plants, wading pools and other children’s toys
•	Debris in gutters that provide moisture and harborage
•	Overgrown shrubbery that afford dark, humid resting places
•	Torn or missing window and door screens

For more mosquito information and prevention tips, visit Orkin.com.

Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, The Industrial Fumigant Company, Trutech, Orkin Australia, Waltham Services, OPC Pest Services, PermaTreat, Rollins UK, Aardwolf Pestkare, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Mexico, Central and South America, the Caribbean, the Middle East, Asia, Europe, Africa, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, www.cranepestcontrol.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

Exhibit 99.1

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the Company’s belief that backyards will busier at the outset of mosquito season as a result of shelter-in place orders in much of the country; the Company’s belief that increased outdoor time may lead to increased experiences with mosquitoes; NOAA’s Climate Prediction Center forecast about above-average temperatures across the country this spring, as well as above-average precipitation in the central and eastern United States, which can indicate an earlier start to mosquito season; and the Company’s belief that the current COVID-19 pandemic may cause heightened concern over disease transmission by mosquitoes. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, the extent and duration of the coronavirus (COVID-19) pandemic and its potential impact on the financial health of the Company’s business partners, customers, supply chains and suppliers, global economic conditions and capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to the Company's operations, and the potential implementation of regulatory actions; economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; changes in various government laws and regulations, including environmental regulations; and the impact of the U. S. Government shutdown. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2019.